                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               TYLER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[TYLER CORPORATION LOGO]

                                                                  March 27, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Tyler Corporation to be held on Tuesday, April 28, 1998, at San Jacinto Tower, 2121 San Jacinto Street, Suite 2820, Dallas, Texas, commencing at 10:00 a.m. At this meeting you will be asked to elect six directors for the ensuing year and to consider and vote upon a proposal to amend the Tyler Corporation Stock Option Plan.

     It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.

                                                     Yours very truly,

                                                    /s/ LOUIS A. WATERS
                                                      LOUIS A. WATERS
                                                   Chairman of the Board

                               TYLER CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1998

To the Stockholders of
  TYLER CORPORATION:

     Tyler Corporation will hold its annual meeting of stockholders at San Jacinto Tower, 2121 San Jacinto Street, Suite 2820, Dallas, Texas, on Tuesday, April 28, 1998, at 10:00 a.m., Dallas time, for the following purposes:

     (a) to elect six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

     (b) to consider and vote upon a proposal to amend the Tyler Corporation Stock Option Plan; and

     (c) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 10, 1998, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for examination at the offices of Tyler Corporation, 2121 San Jacinto Street, Suite 3200, Dallas, Texas, for ten days before the meeting.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our stockholders will reduce the time and expense of solicitation.

                                            By Order of the Board of Directors,

                                           /s/ JAMES E. RUSSELL
                                                     JAMES E. RUSSELL
                                                         Secretary

Dallas, Texas
March 27, 1998

                               TYLER CORPORATION
                            2121 SAN JACINTO STREET
                                   SUITE 3200
                              DALLAS, TEXAS 75201

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 28, 1998

     Tyler Corporation, a Delaware corporation (the "Company"), furnishes this Proxy Statement to its stockholders in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board") of proxies to be used at the annual meeting of stockholders of the Company to be held April 28, 1998 (the "Meeting"). Proxies in the form enclosed will be voted at the Meeting if properly executed, returned to the Company before the Meeting, and not revoked. You may revoke the proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the Meeting, withdrawing your proxy, and voting your shares personally. The approximate date on which this Proxy Statement and the enclosed proxy card will first be sent to stockholders is March 27, 1998.

     The enclosed 1997 Annual Report of the Company does not form any part of the proxy solicitation material.

                           OUTSTANDING CAPITAL STOCK

     The record date for stockholders entitled to notice of, and to vote at, the annual meeting of stockholders is the close of business on March 10, 1998. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the Meeting 33,981,709 shares of Common Stock, $.01 par value ("Common Stock").

     As of March 10, 1998, the following entities were known by the Company to own beneficially more than 5% of the Common Stock of the Company:

                                      NUMBER OF SHARES                                      PERCENT
                                        BENEFICIALLY                                           OF
NAME AND ADDRESS OF BENEFICIAL OWNER       OWNED          NATURE OF BENEFICIAL OWNERSHIP     CLASS
------------------------------------  ----------------    ------------------------------    --------
William D. Oates                         6,565,000         Sole voting and                    25.8
  2800 West Mockingbird Lane                                 investment power
  Dallas, Texas 75235                    2,200,000(1)      Sole voting power
Richmond Partners, Ltd.                  4,000,000(2)      Sole voting and                    11.1
  10375 Richmond Ave., Suite 1615                            investment power
  Houston, Texas 77042
Gabelli Funds, Inc.                      2,161,500(3)      Sole voting and                     6.4
  One Corporate Center                                       investment power
  Rye, New York 10580                        6,500(3)      Sole investment power
William H. Oates                         2,000,000(1)      Sole investment power               5.9
  2800 West Mockingbird Lane
  Dallas, Texas 75235

---------------

(1) Voting power and record ownership of these shares is retained by Mr. Oates pursuant to collateral pledge arrangements securing payment for these shares sold to family members (including William H. Oates) and a former in-law.

(2) Includes a warrant to purchase 2,000,000 shares of the Company's Common Stock at $2.50 per share. Louis A. Waters is deemed to have beneficial ownership of these shares.

(3) Share amounts are as of January 27, 1998. Shares are held by Gabelli Funds, Inc. and its affiliate, GAMCO Investors, Inc. Also, Mr. Mario J. Gabelli is deemed to have beneficial ownership of these shares.

                       ACTION TO BE TAKEN AT THE MEETING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. Abstentions shall be treated as shares of the Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date.

     The accompanying proxy, unless the stockholder otherwise specifies therein, will be voted (i) for the election as directors of the Company of the six persons designated under the caption "Directors and Executive
Officers -- Nominees for Director", (ii) for the amendment to the Tyler Corporation Stock Option Plan (the "Stock Option Plan") and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Meeting or any adjournment thereof.

     To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. Any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in his stead of any other person the Board may recommend. Each nominee has expressed to the Board his intention to serve the entire term for which his election is sought.

     A favorable vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for approval and adoption of the amendment to the Stock Option Plan. Abstentions will have the same effect as a vote against the adoption of the amendment to the Stock Option Plan, while broker non-votes will have no effect on the vote on the amendment to the Stock Option Plan.

     Where stockholders have appropriately specified how their proxies are to be voted, the proxies will be voted accordingly. If any other matter or business is brought before the Meeting, the proxy holders may vote the proxies at their discretion. The Board does not know of any such other matter or business.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 10, 1998, by each director and named executive officer and the directors and executive officers of the Company as a group:

                                                             SHARES OF COMPANY    PERCENT
                           NAME                                COMMON STOCK       OF CLASS
                           ----                              -----------------    --------
Ernest H. Lorch............................................         50,000             *
Frederick R. Meyer.........................................        227,349             *
Brian K. Miller............................................             --            --
William D. Oates(1)........................................      8,765,000          25.8
Harold W. Parkison.........................................         12,500             *
E. Peter Raisbeck(2).......................................             --            --
C.A. Rundell, Jr...........................................        368,657           1.1
James E. Russell...........................................        257,543             *
Louis A. Waters(3).........................................      4,000,000          11.1
Bruce W. Wilkinson(4)......................................        133,333             *
All directors and executive officers of the Company as a
  group (10 persons).......................................     13,814,382          38.1

---------------

 *  Less than 1% of the outstanding Common Stock

(1) Includes 2,200,000 shares of Common Stock over which Mr. Oates has sole voting power, but no investment power, pursuant to collateral pledge arrangements securing payment for the sale of such shares to family members and a former in-law.

(2) Until June 1997, Mr. Raisbeck served as Chief Executive Officer and President of Institutional Financing Services, Inc. ("IFS"), a former subsidiary of the Company which was sold in October 1997.

(3) Includes 2,000,000 shares owned by Richmond Partners, Ltd. ("Richmond") and 2,000,000 shares subject to a warrant issued to Richmond at an exercise price of $2.50 per share. Mr. Waters is the sole general partner of Richmond and deemed beneficial owner of these shares.

(4) Mr. Wilkinson served as President and Chief Executive Officer of the Company from March 1997 to October 1997.

     The number of shares of Common Stock beneficially owned by some officers and directors of the Company includes certain shares they have the right to acquire pursuant to options granted under the Company's Stock Option Plan and through a warrant to purchase Common Stock. Shares subject to options and a warrant exercisable within 60 days after March 10, 1998, are held by the following persons and group: Mr. Parkison -- 12,500; Mr. Rundell -- 167,288; Mr. Wilkinson -- 133,333; Mr. Waters -- 2,000,000; and all directors and executive officers of the Company as a group -- 2,313,121.

     Unless noted above, each director and executive officer of the Company may be deemed to have sole voting and investment power over the shares of Common Stock reflected as beneficially owned.

                        DIRECTORS AND EXECUTIVE OFFICERS

     A brief description of each nominee for director and of each executive officer of the Company is provided below. Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Executive officers are elected by the Board of Directors at its annual meeting and hold office until its next annual meeting.

NOMINEES FOR DIRECTOR

     Ernest H. Lorch. Mr. Lorch, age 65, is counsel to the law firm of Whitman, Breed, Abbott & Morgan, a position he has held since December 1992. He retired as Chairman of the Board and Chief Executive Officer of Dyson-Kissner-Moran Corporation ("DKM"), a private investment company, in December 1992, a position he held since January 1990. Mr. Lorch was President and Chief Operating Officer of DKM from June 1984 to January 1990. He is also Senior Chairman of the Board of Varlen Corporation and a director of Dorsey Trailers, Inc. Mr. Lorch was elected to the Board of Directors of the Company in October 1993, and is a member of the Compensation Committee and the Audit Committee of the Board of Directors.

     Frederick R. Meyer. Mr. Meyer, age 70, has since July 1985 been Chairman of the Board of Aladdin Industries, Inc., a diversified company principally engaged in the manufacture of children's lunch kits, thermosware, insulated food delivery systems and related products. He has also been President and Chief Executive Officer of Aladdin Industries, Inc. from October 1995 to present and from May 1987 to September 1994. He was President of Tyler Corporation from August 1983 through December 1986. Mr. Meyer has been a director of the Company since 1967 and is a member of the Compensation Committee of the Board of Directors. He is also a director of Arvin Industries, Inc., Palm Harbor Homes, Inc., and Southwest Securities Group, Inc.

     William D. Oates. Mr. Oates, age 58, has been Chairman of the Board and President of Business Resources Corporation ("Resources") since its inception in 1993. From 1987 through 1994, Mr. Oates acquired or formed and served as President or a principal executive officer of American Title Company of Dallas, Austin Title Company, Commercial Abstract and Title Company and other title insurance agencies in Texas, as well as a title insurance underwriting company. Mr. Oates held these companies through American Title Company of Dallas, of which he was the principal owner and President until his sale of the company in November 1994. Mr. Oates was appointed a director of the Company in February 1998 following the Company's acquisition of Resources and is a member of the Executive Committee of the Board of Directors.

     C. A. Rundell, Jr. Mr. Rundell, age 66, was elected President and Chief Executive Officer of the Company in October 1997. From October 1996 to October 1997, Mr. Rundell served as Chairman of the Board and from October 1996 to March 1997 served as Interim Chief Executive Officer of the Company. Mr. Rundell has also served as President of Rundell Enterprises, a venture capital and investment company, since June 1988 and as Chairman of the Board of NCI Building Systems, Inc. since April 1989. Mr. Rundell served as Chief Executive Officer of Cronus Industries, Inc. from April 1977 to June 1988 as well as its President from April 1977 to April 1987 and its Chairman of the Board from April 1987 to April 1988. Mr. Rundell has been a director of the Company since 1966 and is a member of the Executive Committee of the Board of Directors. He is also a director of Dain Rauscher Corporation and Tandy Brands Accessories, Inc.

     James E. Russell. Mr. Russell, age 62, was elected Vice President, Chief Financial Officer and Secretary of the Company in October 1997. Mr. Russell has been a director of the Company since May 1990 and has been affiliated with the Company for more than 25 years. He served as Vice President of the Company from January 1992 to August 1995 and was Chairman of the Board of Tyler Pipe Industries, Inc. ("Tyler Pipe"), a former subsidiary, until his retirement in August 1995. He was President and Chief Executive Officer of Tyler Pipe from December 1988 to December 1991 and was President and Chief Operating Officer of Tyler Pipe from February 1988 to December 1988.

     Louis A. Waters. Mr. Waters, age 59, was elected Chairman of the Board in October 1997 after being appointed a director of the Company in August 1997. Mr. Waters is a member of the Executive Committee, the Audit Committee, and the Compensation Committee of the Board of Directors. Mr. Waters was the founding Chairman of the Board and Chief Executive Officer of Browning-Ferris Industries, Inc. ("BFI"). He recently directed BFI's international activities, serving as Chairman and Chief Executive Officer of BFI International, Inc. from 1991 to March 1997 at which time he retired from full-time employment with BFI. From 1988 to March of 1997 he was Chairman of the BFI Finance Committee and from 1980 through 1988 he was Chairman of the BFI Executive Committee. Mr. Waters also served as Chairman of the Board and Chief Executive Officer of BFI from 1969 through 1980.

OTHER EXECUTIVE OFFICERS

     Harold W. Parkison. Mr. Parkison, age 49, has been President and Chief Executive Officer of Forest City Auto Parts Company ("Forest City") since February 1997. Mr. Parkison had previously been Vice President-International Store Development at Federal-Mogul Corporation since March 1995. Prior to March 1995, he was Vice President-Merchandise Manager at Auto Express from 1993. From 1991 to 1993 he held the position of Vice President-Automotive for Kmart Corporation. Between 1971 and 1991 he held various management positions at Goodyear Tire and Rubber Company.

     Brian K. Miller. Mr. Miller, age 39, has been Vice President and Chief Accounting Officer of the Company since December 1997. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. ("Metro"), a regional airline holding company. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. From March 1994 to November 1995, Mr. Miller also held the position of Vice President and Chief Financial Officer of Lone Star Airlines, a regional airline.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer, former Chief Executive Officer, retired Chief Executive Officer of a former subsidiary and the three highest-paid executive officers of the Company:

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                ANNUAL COMPENSATION            -----------------------
                                       -------------------------------------                SECURITIES
                                                                  OTHER        RESTRICTED   UNDERLYING
                                                                 ANNUAL          STOCK       OPTIONS/     ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS     COMPENSATION(1)     AWARDS        SARS      COMPENSATION
-----------------------------  -----   --------   --------   ---------------   ----------   ----------   ------------
C. A. Rundell, Jr.              1997   $ 80,077                                 $461,250(3)  350,000
  President and Chief           1996          0                                              100,000
  Executive Officer of the
  Company(2)
Bruce W. Wilkinson              1997    143,077                 $347,180          40,625(5)  666,666
  Former President and Chief
  Executive Officer of the
  Company(4)
James E. Russell                1997     81,409
  Vice President and Chief
  Financial Officer of the
  Company(6)
Brian K. Miller                 1997     10,795                                               50,000
  Vice President and Chief
  Accounting Officer of the
  Company(7)
Harold W. Parkison              1997    183,333   $170,000        75,000                      50,000
  President and Chief
  Executive Officer of Forest
  City(8)
Peter Raisbeck                  1997    208,719
  Chief Executive               1996    320,000                                                            $40,980
  Officer and President of
  IFS,                          1995    305,011                                                             49,412
  a former subsidiary(9)

---------------

(1) Certain of the Company's executive officers receive personal benefits in addition to salary. The aggregate amount of the personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total annual salary for the named executive officer and therefore has been omitted.

(2) Mr. Rundell has served as President and Chief Executive Officer of the Company since October 1997 at an annual salary of $210,000. From October 1996 to October 1997, he served as Chairman of the Board, and from October 1996 to March 1997 served as Interim Chief Executive Officer of the Company. He elected not to accept remuneration for his services from October 1996 to March 1997.

(3) On October 8, 1997, Mr. Rundell was granted 125,000 shares of the Company's Common Stock with a market value of $3.69 per share. Mr. Rundell will vest in these shares in increments of 25,000 shares every six months beginning April 8, 1998 and ending April 8, 2000.

(4) Mr. Wilkinson served as President and Chief Executive Officer of the Company from March 1997 to October 1997. Mr. Wilkinson's other annual compensation includes $260,000 for stock appreciation rights and $87,180 for amounts reimbursed for payment of taxes.

(5) In March 1997, Mr. Wilkinson was granted 125,000 shares with a market value of $1.625 per share. The shares were to vest over 30 months. Upon Mr. Wilkinson's resignation as President and Chief Executive Officer of the Company in October 1997, 100,000 shares, the unvested portion of the grant, were forfeited. The 25,000 vested shares were purchased by the Company for $86,250, valued at the market value of $3.45 per share at the time of repurchase.

(6) Mr. Russell has served as Vice President and Chief Financial Officer of the Company since October 1997.

(7) Mr. Miller joined the Company in December 1997.

(8) Mr. Parkison has served as President and Chief Executive Officer of Forest City since February 1997. In connection with his move to Cleveland, Ohio, Mr. Parkison was paid $75,000 in compensation for expenses resulting from transportation of household items, disposition of current residence, acquisition of a new residence and other related expenses associated with his move.

(9) Mr. Raisbeck retired in June 1997 from IFS, a subsidiary of the Company which was sold in October 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows stock option grants during 1997 to any named executive officer:

                                                       PERCENT OF
                                       NUMBER OF         TOTAL
                                      SECURITIES      OPTIONS/SARS     EXERCISE
                                      UNDERLYING       GRANTED TO        PRICE                  GRANT DATE
                                      OPTION/SARS     EMPLOYEES IN        PER      EXPIRATION    PRESENT
                NAME                    GRANTED       FISCAL YEAR        SHARE        DATE      VALUE $(1)
                ----                  -----------   ----------------   ---------   ----------   ----------
C. A. Rundell, Jr.(2)...............    350,000            23%           $3.69      10/07/07      $1.95
Bruce W. Wilkinson(3)...............    666,666            44%           $1.50      03/27/07      $ .79
James E. Russell....................         --            --               --            --         --
Brian K. Miller.....................     50,000             3%           $5.25      12/11/07      $2.82
Harold W. Parkison..................     50,000             3%           $2.13      02/02/07      $1.11
E. Peter Raisbeck...................         --            --               --            --         --

---------------

(1) The present value was determined using the Black-Scholes option-pricing model and assuming an expected life of seven years and a dividend yield of $0. In addition, expected volatility and risk-free interest rates, respectively, were assumed to be as follows: Mr. Rundell -- .40 and 6.1%; Mr. Wilkinson -- .38 and 6.9%; Mr. Miller -- .42 and 5.8%; and Mr. Parkison -- .38 and 6.4%.

(2) Includes 132,199 options granted as incentive stock options and 217,801 options granted as non-qualified stock options.

(3) As a result of Mr. Wilkinson's resignation as President and Chief Executive Officer of the Company in October 1997, he cannot vest in 400,000 options included in his total options granted.

OPTION/SAR EXERCISES DURING 1997 AND YEAR-END OPTION/SAR VALUES

     The following table shows stock option exercises during 1997 by each of the named executive officers and the value of unexercised options at December 31, 1997:

                                                                  NUMBER OF             VALUE OF UNEXERCISED
                                                                 UNEXERCISED                IN-THE-MONEY
                                                               OPTIONS/SARS AT             OPTIONS/SARS AT
                                    SHARES                  DECEMBER 31, 1997(1)        DECEMBER 31, 1997(2)
                                   EXERCISED    VALUE     -------------------------   -------------------------
              NAME                  AS SARS    REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                 ---------   --------   -------------------------   -------------------------
C.A. Rundell.....................                              137,677/312,323            $396,596/$575,280
Bruce W. Wilkinson...............   133,333    $260,000              0/133,333            $      0/$533,332
James E. Russell.................                                           --                           --
Brian K. Miller..................                                    0/ 50,000            $      0/$ 12,500
Harold W. Parkison...............                                    0/ 50,000            $      0/$168,750
E. Peter Raisbeck................                                           --                           --

---------------

(1) As of December 31, 1997, options to purchase an aggregate of 695,933 shares of Common Stock were outstanding with a weighted average exercise price per share of $3.04 and expiring between January 28, 2003, and December 11, 2007.

(2) Amount is based on a year-end market value of $5.50 per share.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual fee of $15,000, plus $1,000 for each Board meeting and $500 for each committee meeting attended.

EMPLOYMENT, NONCOMPETITION AGREEMENTS AND AGREEMENTS WITH NAMED EXECUTIVE
OFFICERS

     On October 8, 1997, the Company entered into an employment agreement with
C. A. Rundell, Jr. which provides that the Company will pay Mr. Rundell an annual salary of $210,000 for his services as President and Chief Executive Officer of the Company and allows him to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Rundell will also receive certain other employee benefits and perquisites normally offered to the executive employees of the Company. In addition, the Company granted Mr. Rundell 125,000 shares of Common Stock. He will vest in these shares in increments of 25,000 shares every six months beginning April 8, 1998, and ending April 8, 2000. The agreement also granted him options to purchase 350,000 shares of Common Stock at $3.69 per share, the closing price on October 8, 1997, of which (i) 132,199 incentive stock options of which 23,727 will vest and be exercisable on January 1, 1998, and 27,118 will vest and be exercisable on each of January 1, 1999-2002 and (ii) 217,801 non-qualified stock options, of which 43,561 will vest and be exercisable on October 8, 1997, and 43,560 will vest and be exercisable on each of October 8, 1998-2001. Both the stock grant and the 350,000 stock options to purchase Common Stock fully vest in the event of a change of control of the Company.

     The Company entered into an employment agreement in February 1997, with Harold W. Parkison which provides that the Company pay Mr. Parkison for his services as President and Chief Executive Officer of Forest City, a salary of $200,000, a guaranteed bonus of $60,000 for 1997 and eligibility for an additional bonus in 1997 if certain profit objectives were achieved. The agreement also provides for a cash payment of $200,000 if during the first three years of his employment there is a change in control of Forest City or the Company. In addition, Mr. Parkison received $75,000 in compensation for expenses that would be incurred in connection with his move to Cleveland, Ohio, such as moving expenses and real estate fees associated with the disposition of his current residence and acquisition of a new residence. Mr. Parkison is also eligible to receive all employee benefits and perquisites normally offered to the executive employees of Forest City.

     In connection with Bruce W. Wilkinson's resignation as a director and President and Chief Executive Officer of the Company effective October 8, 1997, the Company purchased 447,609 shares of the Company's common stock owned by Mr. Wilkinson for $1,544,000. Mr. Wilkinson purchased these shares in the second quarter of 1997 as a condition of his employment. In addition, the Company also made payments to Mr. Wilkinson of approximately $346,000 relating to various stock compensation plans as provided for under the terms of his resignation as President and Chief Executive Officer of the Company. Mr. Wilkinson will continue as an employee until March 31, 1998 (or earlier, if he so elects) at a monthly salary of $8,333.

     The Company has a consulting agreement with James E. Russell that began in September 1995, part of which expired in August 1997 and the remainder of which may be terminated upon 30 days' notice. The agreement provides the Company will pay Mr. Russell $20,000 per year through August 1997 and an additional $4,167 monthly for his services to the Company. In October 1997, Mr. Russell assumed the duties of Vice President, Chief Financial Officer and Secretary of the Company and his monthly payment was increased from $4,167 to $8,333 to reflect these additional responsibilities.

     Effective February 19, 1998, the Company entered into an employment, confidentiality, nonsolicitation and noncompetition agreement with William D. Oates which provides that the Company will pay Mr. Oates a salary of at least $200,000 per year for his services to the Company as President and Chief Executive Officer of Resources. In addition, Mr. Oates is eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Oates will also receive all employee benefits and perquisites normally offered to the executive employees of Resources. The employment and confidentiality portions of the agreement expire February 19, 2001, and the nonsolicitation and noncompetition portions of the agreement expire the later of February 19, 2003, or the third anniversary of Mr. Oates' termination.

     In December 1997, the Company entered into an employment agreement with Brian K. Miller which provides that the Company pay Mr. Miller a salary of $140,000 for his services as Vice President and Chief Accounting Officer for the Company. In addition, Mr. Miller will participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the Company. The agreement also provides for a severance payment equal to one year of his current base salary if he is terminated for any reason other than cause, as specified in the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee are Ernest H. Lorch, Frederick R. Meyer and Louis A. Waters. Mr. Meyer was previously an officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee, a committee of the Board of Directors, has the responsibility for final approval for all compensation to officers and directors of the Company including, primarily, the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below.

     The Company's personnel policy is to employ outstanding management in order to obtain outstanding results. To attract and retain high-level individuals, the Company may pay above-median compensation or provide stock ownership and stock option incentives to its executive officers. From time to time, salaries, bonuses and other compensation of executive officers are evaluated by reference to nationwide comparisons for the industries in which the Company operates.

     A substantial portion of each executive officer's potential total compensation is in the form of bonuses and options which are awarded only when indicated by superior accomplishment. The Company feels very strongly that bonuses must be earned, and when results are not superior, no bonuses are paid. In nine of the past thirteen years, including 1997, no bonuses have been paid to corporate officers as results have not warranted payment of such bonuses. As a result of excellent performance and based on the purchase contract, Forest City officers received bonuses for 1991, 1992 and 1993 and an additional bonus in 1996 for cumulative operating profits achieved since 1991. In addition, the President and Chief Executive Officer of Forest City received a bonus for 1997 in accordance with the terms of his employment and in recognition of 1997 performance.

     For 1998, executive officers of operating subsidiaries will be measured on the results of that subsidiary and, in the case of Resources, The Software Group, Inc. and Interactive Computer Designs, Inc., will be measured on the combined results of those companies. The primary criteria for bonus payments for subsidiary companies in 1998 will be achievement of certain levels of operating income, which will be evaluated relative to the operating plan established in December 1997 and approved by Tyler's Board of Directors. In order to be eligible to receive the maximum bonus, the applicable operation(s) must earn 130% of par (plan operating income plus bonuses). The minimum threshold for bonuses is 90% of par. Below that level, no bonuses will be paid.

     The Company is in the process of redesigning the bonus program for corporate officers for 1998 in recognition of recent changes in the Company's business, particularly its entry into the information management services business. The new program, which must be approved by the Compensation Committee, is expected to be based on different criteria for measuring the Company's performance than those previously used, although return on net assets (the primary factor historically used in determination of bonuses) may still be one of the criteria considered.

     Occasionally, bonuses are paid when specific return targets are not met. These cases are based on particular contributions to shareholder value or Company performance. Such bonus payments are not the rule and are generally associated with increases in shareholder value which the Compensation Committee deems should be recognized with an out-of-the-ordinary bonus.

CHIEF EXECUTIVE OFFICER COMPENSATION

     C.A. Rundell, Jr. was elected President and Chief Executive Officer of the Company effective October 8, 1997, upon the resignation of Bruce W. Wilkinson. Mr. Rundell had previously served as Interim Chief Executive Officer without salary from October 1996 through March 1997.

     Effective October 8, 1997, Mr. Rundell's compensation consists of a base annual salary of $210,000. Mr. Rundell also receives certain health and insurance benefits provided to executive officers of the Company. In determining Mr. Rundell's salary, the Compensation Committee considered several factors, including Mr. Rundell's experience and his ability to enhance the long-term value of the Company, particularly in light of the Company's strategic plan to grow through acquisitions in the information management services business. The committee also considered Mr. Rundell's considerable experience with acquisitions.

     Mr. Rundell was granted options to purchase 350,000 shares of the Company's Common Stock on October 8, 1997, which options vest over a period of 48 months. In addition, Mr. Rundell was granted 125,000 shares of the Company's Common stock on October 8, 1997, with a market value on that date of $3.69 per share. Mr. Rundell will vest in these shares in increments of 25,000 shares every six months beginning April 8, 1998 and ending on April 8, 2000. Including stock options granted in 1996, Mr. Rundell has a total of 450,000 stock options which combined with his stock grant of 125,000 shares and his direct ownership of 76,369 shares give him a total potential ownership of 651,369 shares once he completes all respective vesting requirements. The Compensation Committee believes that the options and grant align the interest of management with those of the shareholders.

     As noted above, the Company is in the process of redesigning the bonus program for corporate officers. The new program, which must be approved by the Compensation Committee, will be effective for 1998. Mr. Rundell will participate in that program. By making a substantial portion of the Chief Executive Officer's potential total compensation in the form of bonuses that are based on objective performance measures, the Compensation Committee believes that it will provide for rewards only when indicated by superior accomplishment. Mr. Rundell did not receive a bonus for 1997.

     This report is submitted by the Compensation Committee
          Ernest H. Lorch
          Frederick R. Meyer
          Louis A. Waters

STOCK PERFORMANCE CHARTS

     The following two charts compare the return on the Company's Common Stock for the last five and ten years with the S&P 500 Index and the S&P Consumer Cyclicals-500 Index. Although Tyler's principal subsidiary from October 15, 1997 to December 31, 1997, was a retailer of automotive parts and supplies, the S&P Consumer Cyclicals-500 Index was selected because it represents Tyler's past philosophy of diversification. The comparison assumes $100 was invested on December 31, 1992 and December 31, 1987 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends and distributions.

                                                                                          Consumer
               Measurement Period                                                       Cyclicals -
             (Fiscal Year Covered)                     Tyler            S&P 500             500
1992                                                           100               100               100
1993                                                        113.51            110.08            114.43
1994                                                         70.27            111.53            104.49
1995                                                         59.46            153.45             129.3
1996                                                         40.54            188.68            149.37
1997                                                        118.92            251.63            204.45

                                                                                          Consumer
               Measurement Period                                                       Cyclicals -
             (Fiscal Year Covered)                     Tyler            S&P 500             500
1987                                                        100.00            100.00            100.00
1988                                                        152.31            116.61            123.26
1989                                                        394.69            153.56            142.60
1990                                                        389.38            148.79            127.09
1991                                                        387.05            194.12            189.73
1992                                                        622.65            208.91            258.69
1993                                                         706.8            229.97            296.02
1994                                                        437.54            233.00            270.30
1995                                                        370.23            320.56            334.50
1996                                                        252.43            394.16            388.28
1997                                                        740.45            525.67            531.47

            BENEFICIAL OWNERSHIP REPORTING COMPLIANCE SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on the Company's review of the copies of such forms it has received during the year, the Company believes that during the year ended December 31, 1997, all the Company's directors, officers, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

                              CERTAIN TRANSACTIONS

     In September 1997, Richmond Partners, Ltd., a Houston-based investment partnership of which Louis A. Waters is the managing general partner, invested $3,500,000 in a package of Tyler securities consisting of 2,000,000 common shares and a warrant to acquire 2,000,000 common shares with an exercise price of $2.50 per common share. Mr. Waters is currently Chairman of the Board of the Company.

     In connection with the Company's purchase of Resources on February 19, 1998, William D. Oates received approximately $15,250,000 in cash and 8,765,000 shares of the Company's Common Stock. In addition, pursuant to the terms of the merger in which Resources was acquired, Mr. Oates may be entitled to receive additional merger consideration of up to an aggregate $4,500,000 in cash if certain contingencies are achieved on or before December 31, 1999 relating to acquisitions of specified businesses for purposes of geographic expansion.

                     PROPOSAL FOR APPROVAL OF AMENDMENT TO
                               STOCK OPTION PLAN

     The proposed amendment to the Tyler Corporation Stock Option Plan (the "Stock Option Plan") is intended to enable the Company to provide additional incentives to selected key employees of the Company and its subsidiaries whose substantial contributions are important to the continued growth and profitability of the Company's business. Stock options are designed to strengthen the commitment of those key employees to the Company, its subsidiaries and its stockholders, to motivate those key employees to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent entrepreneurial-type management dedicated to the long-term growth and profitability of the Company. The Company believes this can best be accomplished by tying a portion of compensation to appreciation in the market value of the Company's stock so that the management and key employees of the Company and its subsidiaries are rewarded under the Stock Option Plan only if the value of the stockholders' investment in the Company has appreciated.

PURPOSE OF THE PLAN

     On March 13, 1990, the Company established the Stock Option Plan, pursuant to which options could be granted to eligible employees for the purchase of a maximum of 1,100,000 shares of Common Stock of the Company. The Stock Option Plan was amended effective February 7, 1997, to increase the number of shares of Common Stock of the Company that may be granted to eligible employees to a maximum of 1,800,000.

AMENDMENT SUBMITTED FOR APPROVAL

     The Board is submitting for stockholder approval an amendment to the Stock Option Plan, effective October 8, 1997, (i) to increase the maximum number of shares of Common Stock of the Company that may be purchased pursuant to options granted to eligible employees under the Stock Option Plan from 1,800,000 shares to 3,300,000 shares and (ii) to provide that any eligible employee may be granted options up to the maximum number of shares authorized under the Stock Option Plan.

     The approval of the amendment to the Stock Option Plan requires the favorable vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Stockholder approval is required in order for the options to constitute performance-based compensation under Section 162(m) of the Code (as defined below). Management recommends voting in favor of the amendment to the Stock Option Plan.

     If the amendment to the Stock Option Plan is not approved by the stockholders, the Company will maintain the Stock Option Plan without giving effect to the amendment, and any options for shares not available for grant prior to the amendment will terminate. Copies of the Stock Option Plan may be obtained from the Company upon request.

DESCRIPTION OF THE PLAN, AS AMENDED

     The Stock Option Plan is designed to permit the appropriate administering committee to grant options to key employees of the Company or its subsidiaries to purchase shares of Common Stock of the Company. The Stock Option Plan requires that the purchase price under each option will not be less than 100% of the fair market value of the Common Stock at the time of the grant of the option. The fair market value per share is the reported closing price of the Common Stock on the New York Stock Exchange on the date of the grant of the option, or if no sale of Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when the sale was reported. The option period may not be more than ten years from the date the option is granted. Except with respect to options granted to officers and directors, the Executive Committee of the Board of Directors of the Company grants options to eligible employees, determines the purchase price and option period at the time the option is granted, and administers and interprets the Stock Option Plan. The Compensation Committee of the Board of Directors grants options and administers the Stock Option Plan with respect to officers and directors of the Company. Options may be exercised in annual installments as specified by the administering committee. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The administering committee may accelerate or terminate any or all outstanding options in the event the Company sells all or substantially all of its assets or all or substantially all of the outstanding Common Stock is sold or exchanged for or converted into securities of another corporation or in the event of some other material corporate restructuring.

     The exercise price of options is paid in cash or by check at the time of exercise. Shares of Common Stock deliverable upon exercise of the options may be transferred from treasury or issued from authorized but unissued shares. The Stock Option Plan provides that an option agreement may include a provision granting stock appreciation rights ("SARs") to the optionee. If this provision is in the option agreement, the administering committee may determine upon the exercise of an option whether to issue the number of shares of Common Stock called for by the option agreement after payment of the purchase price or to pay cash, Common Stock or a combination of cash and Common Stock to the optionee pursuant to the SARs provision.

     Payment in accordance with the SARs provision would be in an amount equal to the excess of the fair market value of the shares of Common Stock covered by the option or portion thereof being exercised over the aggregate option price of the shares. In addition, the Stock Option Plan provides that the administering committee may offer to the holder of an option that does not contain a SARs provision the right to receive cash, Common Stock or a combination of cash and Common Stock in the amount of such excess rather than the number of shares of Common Stock called for by the option agreement.

     Unless sooner terminated by action of the Board of Directors of the Company, the Stock Option Plan will terminate on February 6, 2007, and no options may thereafter be granted under the Stock Option Plan. The Stock Option Plan may be amended, altered or discontinued by the Board of Directors without the approval of the stockholders, except that the Board of Directors does not have the power or authority without stockholder approval to change the employees or class of employees who are eligible to receive options or the aggregate number of shares that may be issued under options. The administering committee, however, may make appropriate adjustments in the number of shares covered by the Stock Option Plan and the outstanding options, and in the option prices, to reflect any stock dividend, stock split, share combination or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or the like, of or by the Company.

     Options may be granted under the Stock Option Plan only to key employees of the Company or its subsidiaries. Key employees are defined in the Stock Option Plan to be those employees whose performance and responsibilities are determined by the appropriate administering committee to be influential to the success of the Company and its subsidiaries. Currently approximately 70 employees are eligible to receive stock options under the Stock Option Plan. Directors who are not employees of the Company or one of its subsidiaries are not eligible. Additional options may be granted to persons to whom options have previously been granted. There is no restriction in the Stock Option Plan on the maximum or minimum number of shares of Common Stock covered by options that may be granted to any person.

     Both incentive stock options and nonqualified stock options may be granted under the Stock Option Plan. Incentive stock options are options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified options are options which do not meet the requirements of Section 422 of the Code. No incentive stock option, however, may be granted under the Stock Option Plan to an employee who owns more than 10% of the outstanding Common Stock unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

     The administering committee may provide for termination of options granted under the Stock Option Plan in case of termination of employment, dishonesty or any other reason the appropriate committee determines. If an option under the Stock Option Plan expires or terminates before it has been exercised in full, the shares of Common Stock allocable to the unexercised portion of that option may be made the subject of future grants of options under the Stock Option Plan. Upon termination of the employment of an optionee holding an option under the Stock Option Plan, his option is exercisable for a period of 30 days after termination, and thereafter his option terminates. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by him. If the optionee dies before the termination of his right to exercise his option, the legal representatives of his estate may exercise his option provided the option is exercised prior to the date of expiration of the option period or one year from the date of the optionee's death, whichever first occurs, and the option may be exercised only as to those shares the optionee could have purchased under the option on the date of death or other termination.

TAX STATUS OF OPTIONS

     All stock options that qualify under the rules of Section 422 of the Code will be entitled to "incentive stock option" treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after the exercise. In addition, the individual must have been an employee of the Company or one of its subsidiaries for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the incentive stock option, and any gain upon sale of the stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock. In such event, the employee's gain on exercise will be treated as ordinary income rather than capital gain and the Company will be entitled to a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term, mid-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying distribution is less than the value at the date of exercise, the amount includable in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

     An optionee, upon exercise of a nonqualified stock option that does not qualify as an incentive stock option, recognizes ordinary income in an amount equal to the gain on exercise. If the optionee receives cash or stock upon the exercise of an SAR, instead of paying the exercise price for the shares of Common Stock called for by his option agreement, the amount of cash or value of stock he receives is ordinary income to him. The exercise of a nonqualified stock option or SAR entitles the Company to a tax deduction in the same amount as is includable in the income of the optionee for the year in which the exercise occurred. Any gain or loss realized by an optionee on subsequent disposition of shares generally is a capital gain or loss and does not result in any tax deduction to the Company. The optionee has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an option.

     The foregoing statements are based upon present federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

OUTSTANDING OPTIONS

     Options may be exercised in annual installments as specified by the administering committee. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The administering committee may grant either nonqualified stock options or incentive stock options, as defined by the Code.

     The following table shows, as to certain executive officers and directors of the Company and its subsidiaries and as to all executive officers as a group, the following information with respect to stock options and SARs in tandem therewith:

                                                                                           ALL EXECUTIVE
                                             C.A.       BRUCE W.    BRIAN K.   HAROLD W.   OFFICERS AS A
             COMMON STOCK                RUNDELL, JR.   WILKINSON    MILLER    PARKISON        GROUP
             ------------                ------------   ---------   --------   ---------   -------------
Granted
  January 1, 1996 to December 31,
     1997..............................     450,000      666,666*    50,000      50,000      1,216,666
  Number of options with SARs..........     450,000      666,666*    50,000      50,000      1,216,666
  Weighted average price per share.....    $   3.47     $   1.50    $  5.25     $  2.13     $     2.90
Exercised --
  January 1, 1996 to December 31,
     1997..............................          --      133,333         --          --        133,333
  Market value of shares less exercise
     price or cash received............          --     $260,000         --          --     $  260,000

---------------

* Includes 400,000 options to purchase Common Stock which terminated as a result of Mr. Wilkinson's resignation as President and Chief Executive Officer of the Company in October 1997.

     During the period from January 1, 1996, to December 31, 1997, employees of the Company exercised options and SARs with a net value (market value of shares less exercise price or cash received) of $792,045. As of December 31, 1997, options to purchase an aggregate of 695,933 shares of Common Stock of the Company were outstanding, with a weighted average exercise price per share of $3.04 and expiring between January 28, 2003, and December 11, 2007.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Executive Committee, an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties. The Executive Committee has authority, as delegated by the Board, to act for the Board but may not commit the Company to an expenditure in excess of $10,000,000 without Board approval. The Audit Committee's duties include considering the independence of the independent auditors before the Company engages them; reviewing with the independent auditors the fee, scope and timing of the audit; reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations and significant findings during the audit; reviewing the Company's financial statements and related regulatory filings with the independent auditors; and meeting periodically with the Company's management to discuss internal accounting and financial controls. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation, employee benefit plans and other benefits paid to or provided for officers and directors of the Company. This committee approves annual salaries and bonuses for Company officers to ensure that the recommended salaries and bonuses are not unreasonable. The Company has no nominating committee; the entire Board of Directors is responsible for selecting nominees for election as directors.

     During 1997, the Board of Directors of the Company met a total of eight times. The Executive Committee met once, the Audit Committee met twice and the Compensation Committee met three times.

                             STOCKHOLDER PROPOSALS

     Any proposals that stockholders of the Company desire to have presented at the 1999 annual meeting of stockholders must be received by the Company at its principal executive offices not later than November 17, 1998.

                                 MISCELLANEOUS

     Ernst & Young LLP acted as the Company's independent auditors for 1997. One or more representatives of Ernst & Young LLP will attend the annual meeting, will have an opportunity to make a statement and will respond to appropriate questions from stockholders. The Audit Committee has not yet appointed the independent auditors for 1998.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the expense of preparing, printing and mailing the proxy solicitation material and the of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. The Company may also engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The Company estimates that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                       By Order of the Board of Directors,

                                               /s/ JAMES E. RUSSELL

                                                 JAMES E. RUSSELL
                                                    Secretary

Dallas, Texas
March 27, 1998

                                     PROXY

                               TYLER CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby (1) acknowledges receipt of the Notice dated March 27, 1998 of the annual meeting of stockholders of Tyler Corporation (the "Company") to be held at Suite 2820, San Jacinto Tower, 2121 San Jacinto Street, Dallas, Texas, on Tuesday, April 28, 1998, at 10:00 a.m., Dallas time, and the proxy statement in connection therewith, and (2) appoints Louis A. Waters and C.A. Rundell, Jr., and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person or by substitute at such meeting or any adjournment thereof, that proxy so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.


SEE REVERSE SIDE                                              SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


[X]PLEASE MARK VOTE AS IN THIS EXAMPLE.

   THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.

   1. Election of Directors:

      NOMINEES:  Lorch, Meyer, Oates, Rundell, Russell, Waters

                 [ ]FOR ALL NOMINEES

                 [ ]WITHHOLD AUTHORITY FOR ALL NOMINEES

   [ ]
      --------------------------------------------------
      TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),
      MARK ABOVE AND WRITE NOMINEE'S NAME(S) IN SPACE
      PROVIDED.

   2. Approval of Tyler Corporation Stock Option Plan, as amended and restated as of February 19, 1998.

          [  ]For         [  ] AGAINST         [  ]ABSTAIN

   3. In their discretion, the proxies are authorize to vote upon such other business as may properly come before the meeting or any adjournments thereof.

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

   Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

   Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


Signature:                         Date:
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Signature:                         Date:
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